Exhibit 10.23.2

EXECUTION VERSION
WAIVER, CONSENT AND AMENDMENT AGREEMENT
THIS WAIVER, CONSENT AND AMENDMENT AGREEMENT (this “Agreement”), is made as of March 16, 2018, by and between Transphorm, Inc., a Delaware corporation (the “Company”), and Yaskawa Electric Corporation (the “Holder”). Capitalized terms used but not defined herein shall have the meanings given to such terms in that certain Subordinated Convertible Promissory Note due September 30, 2022, issued by the Company to the Holder on October 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Note”).
RECITALS
WHEREAS, the Company intends to consummate an equity financing pursuant to which it will sell shares of its Series 3 Preferred Stock (the “Series 3 Preferred”);
WHEREAS, the Company has requested, and the Holder has agreed, to waive the Holder’s right to convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest on the Note into Series 3 Preferred;
WHEREAS, an Event of Default exists under the Note as a result of (x) the Company’s failure to repay amounts due in excess of $250,000 at the stated maturity of that certain 1% Unsecured Convertible Promissory Note Due October 2, 2017 issued on October 2, 2014 to Semiconductor Components Industries, LLC (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “On Note”) which resulted in defaults under, and accelerations of the maturity of, the On Note and the IIDA Note (as defined below) and (y) breaches by the Company of certain covenants and events of default in that certain 1% Unsecured Subordinated Convertible Promissory Note Due April 1, 2018 issued on April 1, 2015 to IIDA Electronics Co. Ltd. (“IIDA”) (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “IIDA Note”) which resulted in defaults under, and an acceleration of the maturity of, the IIDA Note (collectively, together with any other defaults, events of default or Events of Defaults related thereto, resulting therefrom or arising in connection therewith, the “Specified Defaults”);
WHEREAS, the Company has requested, and the Holder has agreed, to waive the Specified Defaults;
WHEREAS, the Company desires to enter into a series of financing transactions, including a loan and security agreement pursuant to which the Company will incur indebtedness secured by Liens on certain intellectual property of the Company that will rank senior to (1) the indebtedness evidenced by the Note and (2) any Lien on such property that the Holder may have or may acquire in connection with the Note (such financing transactions, together with the equity financing described above, are collectively referred to as the “Transaction”);
WHEREAS, the Company has requested that the Holder consent to the Transaction and amend the Note, and the Holder has agreed to consent to the Transaction and to amend the Note as set forth herein; and
WHEREAS, Section 9(d) of the Note provides that any provision of the Note may be amended, waived or modified upon the written consent of the Company and the Holder.
AGREEMENT
NOW, THEREFORE, the parties hereby agree as follows:
1.Waiver of Conversion.  Notwithstanding Section 4 of the Note, the Holder hereby irrevocably and unconditionally fully and forever waives its right to convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest on the Note into Series 3 Preferred, with the effect that (a) “Conversion Stock” as defined in Section 4(a)(ii) of the Note shall exclude the Series 3 Preferred and

(b) “Qualified Financing” as defined in Section 4(a)(i) of the Note shall exclude the Transaction. The Holder hereby waives any notice requirements or other rights in respect thereof arising under the Note.
2.Waiver of Specified Defaults.  The Holder hereby irrevocably and unconditionally fully and forever waives, discharges and releases the Specified Defaults and any remedies of the Holder arising therefrom under the Note (including, without limitation, under Section 3 thereof).
3.Consent to Transaction.  The Holder irrevocably and unconditionally hereby consents to the Transaction and agrees that neither (a) the execution or effectiveness of the agreements, documents and instruments pursuant to which the Transaction is or will be carried out or the Transaction, nor (b) the Company’s performance of its obligations under such agreements, documents or instruments or the Transaction, shall give rise to a default or an Event of Default under the Note.
4.Subordination.  The Holder expressly subordinates (i) its right to payment under the Note to (x) any indebtedness incurred by the Company in connection with the Transaction and (y) the IIDA Note and (ii) any Lien on the Company’s property that the Holder may have or acquire in connection with the Note to (x) the Liens on the Company’s property arising from the Transaction and (y) any Lien on the Company’s property that IIDA may have or may acquire in connection with the IIDA Note.
5.Amendment to Note.
(a)    The definition of “Senior Indebtedness” in Section 8 of the Note is amended in its entirety to read as follows:
“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amount reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), (ii) indebtedness for borrowed money of the Company to Semiconductor Components Industries, LLC (and its successors and assigns), (iii) indebtedness for borrowed money of the Company to holders of the Company’s Series 3 Preferred Stock (and their successors and assigns), (iv) indebtedness for borrowed money of the Company to IIDA Electronics Co. Ltd. (and its successors and assigns) and (v) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clauses (ii) through (v).”
(b)    The definition of “Conversion Stock” in Section 4(a)(ii) of the Note is amended by adding the following at the end thereof:
“Notwithstanding anything contained herein to the contrary, Conversion Stock shall not include the Company’s Series 3 Preferred Stock.”
6.Additional Documents.  The parties hereto hereby covenant and agree to execute and deliver any additional documents reasonably necessary, at the reasonable request of any of the parties hereto, to carry out the intent of this Agreement.
7.Miscellaneous.
(a)    Reference to and effect on the Note.

(i)    On and after the date hereof, each reference in the Note to “this Note”, “hereunder”, “hereof”, “herein” or words of like import referring to the Note shall mean and be a reference to the Note as modified by this Agreement (the “Amended Note”).
(ii)    Except as specifically modified by this Agreement, the Note shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    Except as expressly set forth herein (including with respect to the waiver of the Specified Defaults and consent to the Transaction set forth above), the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Holder under the Note or the Amended Note and shall not be considered a novation.
(b)    Headings and Construction.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement. This Agreement shall be construed, administered and applied in accordance with the terms and provisions of the Amended Note.
(c)    Successors and Assigns.  The provisions of this Agreement shall be binding upon the Holder and the Company and shall inure to the benefit of and bind the respective successors and assigns of the Holder and the Company.
(d)    Governing Law; Jurisdiction and Venue; Waiver of Jury Trial; Judicial Reference.  The terms of Sections 9(i), (j) and (k) of the Note with respect to governing law, jurisdiction and venue, waiver of jury trial and judicial reference are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms in respect of this Agreement.
(e)    Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Agreement by facsimile or PDF shall be effective as delivery of a manually executed counterpart to this Agreement and each party hereto shall be entitled to rely on a facsimile or PDF signature of each other party hereto as if it were an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

TRANSPHORM, INC.

By:	/s/ Primit Parikh

Name:	Primit Parikh

Title:	Co-founder and COO

HOLDER:

YASKAWA ELECTRIC CORPORATION

By:	/s/ Hiroshi Ogasawara

Name:	Hiroshi Ogasawara

Title:	Representative Director, President